Exhibit 10.3

AMENDMENT 11 TO DEMAND PROMISSORY NOTE

USD $200,000

Seattle, WA

January 10, 2014

Amended March 31, 2014

Amended July 17, 2014

Amended December 31, 2014

Amended March 31, 2015

Amended July 15, 2015

Amended September 30, 2015

Amended December 31, 2015

Amended April 29, 2016

Amended June 30, 2016

Amended October 14, 2016

Amended January 9, 2017

FOR VALUE RECEIVED, Visualant, Incorporated (the “Company”) promises to pay to the order of J3E2A2Z LP or its assigns (“Holder”), the principal sum of Two Hundred Thousand U.S. Dollars ($200,000), as hereinafter provided and upon the following terms, agreements, and conditions:

1.         Maturity Date.  No monthly or other installment payments of principal or interest shall be required hereunder unless the Company defaults under Business Loan Agreement with Umpqua Bank which expires December 31, 2017.  This Note, originally due March 31, 2014, and has been amended to various dates up to December 31, 2016 and is now due March 31, 2017.  If the Company completes its obligations under the Business Loan Agreement the principal obligation under this Note will expire.  The interest obligation will continue until settlement of the Business Loan Agreement with Umpqua Bank or the payment of this Note, whichever occurs first.

2.         Payment.  Any payments shall be made to Holder hereof at the following address:

500 Union Street, Suite 420

Seattle, WA 98101

or at such other place as Holder may specify in writing from time to time.  Whenever any payment to be made hereunder shall be due on a day other than a business day, such payment shall be made on the next succeeding business day.  The term “business day” as used herein shall mean any day other than a Saturday, Sunday, or public holiday.

3.         Interest. Interest shall accrue at 3% per annum.

4.         Commitment Fee. The Company shall not pay any commitment fee at closing.

5.         Transferability of Note.  This Note and any of the rights hereunder may be not assigned, by operation of law or otherwise, by Holder without the written consent of the Company.  The Holder or anyone who takes the Note by transfer and who is entitled to receive payments under the Note will be called the “Holder.”

6.         Default and Remedy.  The following events are hereinafter called “Events of Default”:

(a)         Any failure by the Company to pay in full when due any sums hereunder; or

(b)         Any material breach the Company of a provision of the Loan Agreement with Umpqua Bank or this Note; or

(c)         The Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or substantially all of its properties and assets; (ii) become insolvent (as such term may be defined or interpreted under any applicable statute); or (iii) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(d)         the Company shall provide to Holder a second lien on all Company assets to secure payment of principal and interest on this Note if not repaid by March 31, 2017 or converted into convertible debentures or equity as terms acceptable to the Holder.

Upon the occurrence of any of such Events of Default, Holder shall send written notice to the Company of such default and allow the Company ten (10) days from the date of such written notice to cure said default in the case of a default under Section 5.1(a) or (b), and thirty (30) days from the date of said written notice to cure said default in the case of a default under Section 5.1(c).  Said written notice shall be personally delivered, sent by a nationally recognized overnight courier service, or sent by registered or certified mail, return receipt requested, to the Company at its address contained in the notice provision contained herein.  In the event the Company fails to cure within the 10-day or 30-day cure period, as applicable, then Holder shall be entitled to the entire amount of the indebtedness, which amount shall be immediately due and payable without further notice or demand pursuant to the terms of.

7.         Fees and Costs.  The Company promises to pay all costs, expenses, and attorneys’ fees incurred by the Holder hereof in the event this Note is referred to an attorney for the collection of the debt, or in any litigation or controversy arising from or connected with the this Note in which the Holder hereof prevails.  If a judgment is obtained thereon, such attorneys’ fees, costs, and expenses shall be in such amount as the court shall deem reasonable.

Amendment 11 to Promissory Note – Page 2

8.         Liability.  The Company hereby waives demand, presentment for payment, protest, and notice of protest and of nonpayment.

9.         Applicable Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to its conflict of law principles for the purpose of applying the laws of another jurisdiction.

10.       Amendment.  No provision of this Note may be modified, amended or waived without the written consent of the Company and Holder hereof.

11.       Binding Effect.  The terms and provisions of this Note shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

12.       Business Purpose.  The loan evidenced by this Note is for business purposes.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

Amendment 11 to Promissory Note – Page 3

IN WITNESS WHEREOF, the undersigned the Company has caused this instrument to be executed as of the day and year first above written.

Company:

VISUALANT, INCORPORATED

/s/ Jeff Wilson

By:  Jeff Wilson

Its:  Chief Financial Officer

Accepted,

/s/ J3E2A2Z LP

By: Ronald P. Erickson

Manager

Amendment 11 to Promissory Note – Page 4